UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2008 (June 18, 2008)

AMERICAN OIL & GAS INC.
 (Exact name of registrant as specified in its charter)

Nevada	1-31900	88-0451554
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 17th Street, Suite 2400 Denver, CO	80265
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 991-0173

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 22, 2005, the Company sold a total of 250,000 Units, with each Unit comprised of one share of its Series AA Convertible Preferred Stock and a warrant to purchase 2.7 shares of the Corporation’s common stock at an exercise price of $6.00 per share (collectively the “Investor Warrants”). In conjunction with the sale, the Company also issued warrants to placement agents to purchase an aggregate 281,250 shares of the Company’s common stock at an exercise price of $6.00 per share (collectively the “Placement Warrants”).

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 21, 2007, the Board of Directors of the Company extended the expiration date on the Investor Warrants from December 31, 2007 to June 30, 2008.

On June 20, 2008, the Board of Directors of the Company extended the expiration date on the Investor Warrants from June 30, 2008 to June 30, 2009 and the Board of Directors of the Company also extended the expiration date on the Placement Warrants to June 30, 2009.

Item 7.01. Regulation FD Disclosure.

On June 18, 2008, the Company issued a press release entitled “American Oil & Gas Updates Fetter Field Activity.” A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Form 8-K also shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1 Press Release dated June 18, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2008	AMERICAN OIL & GAS INC.

	By:	/s/ Andrew P. Calerich

Andrew P. Calerich, President

INDEX TO EXHIBITS

Exhibit Number	Description
Exhibit 99.1	Press Release dated June 18, 2008

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